UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ANTs software inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                               13-3054685
--------------------------------------------------------------------------------
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)


801 Mahler Road, Suite G, Burlingame, CA                94010
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

              ANTs software inc. 2000 Stock Option Plan, as amended
                            (Full title of the Plan)

   The Corporate Law Group, 500 Airport Blvd., Suite 120, Burlingame, CA 94010
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (650) 227-8000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                      Proposed     Proposed
                                      maximum      maximum
                     Amount           offering     aggregate       Amount of
Title of securities  to be            price per    offering      registration
To be registered     registered (1)   share (2)    price (2)         fee
===============================================================================

Common Stock         5,000,000      $2.37        $11,850,000          $1,394.74
Par Value $0.0001


(1) Covers 5,000,000 shares of the Registrant's common stock, par value $0.0001 per share, as additional shares reserved for issuance pursuant to the ANTs software inc. 2000 Stock Option Plan, as amended, as amended (the "2000 Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, computed on the basis of the closing price of the Common Stock traded on the Over the Counter Bulletin Board on April 20, 2005, which was $2.37 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         This Registration Statement on Form S-8 (the "Registration Statement") is being filed by ANTs software inc. (the "Registrant") with respect to the 2000 Plan, referred to on the cover of this Registration Statement. The documents containing the information required in Part I of this Registration Statement will be sent or given to each participant in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but, together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

                  (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Commission on March 14, 2005,

                  (b) Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 14, 2005,


                  (c) Registrant's amended Form D filed with the Commission on March 7, 2005,


                  (d) All of the Registrant's current reports on Form 8-K filed with the Commission during the period from December 31, 2004 to the date of this Registration Statement,


                  (e) The description of Registrant's common stock contained in the Registrant's Form 10SB12G filed with the Securities and Exchange Commission on September 14, 1999 including any amendment or report filed for the purpose of updating such description, and

                  (f) The contents of the Registration Statements on Form S-8, Registration No. 333-46766, Registration No. 333-62206, and Registration No. 333-105507 filed by the Registrant with the Commission on September 27, 2000, June 4, 2001, and May 23, 2003, respectively, with such modifications as are set forth below.

         An amendment to the 2000 Plan, approved by the board of directors of Registrant (the "Board") on February 7, 2005, and approved by the stockholders on April 5, 2005, increased the number of shares of the Registrant's Common Stock authorized for issuance under the 2000 Plan from 5,450,000 shares to 10,450,000 shares.


         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, on or after the date of filing of this Registration Statement on Form S-8, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this Registration Statement and shall be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereby has been passed upon by The Corporate Law Group, counsel for the Registrant. As of the date hereof, TCLG Partners II, LLC, an affiliate of the Registrant's counsel has options to purchase up to 58,662 shares of Common Stock of the Registrant at an average exercise price of $2.65 per share and a warrant to purchase 50,000 shares of Common Stock of the Registrant at an exercise price of $10.50 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         As permitted by Section 145 of the General Corporation Law of Delaware,
Article V(B) of the Registrant's Certificate of Incorporation, as amended, provides as follows:

                  "To the fullest extent not prohibited by law, the Corporation:
         (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director of the Corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the Corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Certificate shall not be deemed exclusive of any other provision for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the Corporation."

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 102 of the General Corporation Law of Delaware,
Article V(A) of the Registrant's Certificate of Incorporation, as amended, provides as follows:

                           "To the  fullest  extent  that the  Delaware  General
                  Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for any monetary damages for conduct as a director. Neither any amendment to or repeal of this Certificate or amendment to the Delaware General Corporations Law nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Certificate shall adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant's Bylaws, as amended, provide for the indemnification of Registrant's corporate agents as follows:

                           "The  Corporation  shall indemnify each of its agents
                  against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having threatened to be made a party to a proceeding in accordance with the provisions of the Articles of Incorporation and Delaware General Corporation Law. The Corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of Title 8, Section 145 of Delaware law. The terms "agent", "proceeding" and "expenses" made in this Section 6 shall have the same meaning as such terms in the Delaware General Corporation Law."

         In addition to the above, the Registrant has entered into indemnification agreements with its directors and executive officers to indemnify the foregoing persons against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by each of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which he is, was or at any time becomes a party, or is reasonably thought to be threatened to be made a party, by reason of the fact that he is, was or at any time becomes a director, officer, employee or agent of the Registrant, or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Notwithstanding the foregoing, under the indemnification agreements between the Registrant and its directors and executive officers, no indemnity will be paid for any of the following: (i) to the extent the aggregate of losses to be indemnified exceeds the sum of (A) such losses for which the director or officer is indemnified and (B) any settlement pursuant to any D & O Insurance purchased and maintained by the Registrant; (ii) in respect to remuneration paid to the director or officer if it shall be determined by a final judgment without right of appeal, or other final adjudication that such remuneration was in violation of law; (iii) on account of any suit in which judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale by him of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and
amendments thereto or similar provisions of any federal, state or local statutory law; (iv) on account of the director's or officer's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
(v) on account of any proceeding (other than the enforcement of the indemnification agreement by the director or officer against the Registrant) initiated by the director or officer unless such proceeding was authorized by the uninterested directors of the Registrant; or (vi) if a final decision without right of appeal by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         Additionally, no indemnity will be paid for any of the following: (i) on account of acts or omissions that the director or officer believed or believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director or officer; (ii) with respect to any transaction from which the director or officer derived an improper personal benefit; (iii) on account of acts or omissions that show a reckless disregard for the director's or officer's duties to the Registrant or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Registrant or its shareholders; (iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to the Registrant or its shareholders; (v) to the extent prohibited by Section 144 of the Delaware general Corporation Law, entitled "Interested Directors; Quorum;" (vi) in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the Registrant in the performance of his duties to the Registrant and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine; (vii) of amounts paid in settling or otherwise disposing of a pending action without court approval; and (viii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number             Description

4              2000 Stock Option Plan, as amended April 5, 2005
5              Opinion re Legality
23.1           Letter of Consent from Burr, Pilger & Mayer, LLP
23.2           Letter of Consent from The Corporate Law Group
               (included in Exhibit 5)

ITEM 9.  UNDERTAKINGS.


         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on April 22, 2005.

                                          ANTS SOFTWARE INC.


                                          By: /s/ Boyd Pearce
                                          --------------------------------------
                                          Boyd Pearce
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Dated: April 22, 2005                     By: /s/ Boyd Pearce
                                          -------------------------------------
                                          Boyd Pearce
                                          President and Chief Executive Officer


Dated: April 22, 2005                     By: /s/ Kenneth Ruotolo
                                          -------------------------------------
                                          Kenneth Ruotolo
                                          Chief Financial Officer and Secretary

DIRECTORS AND PLAN ADMINISTRATORS


Dated: April 22, 2005                     By: /s/ Francis K. Ruotolo
                                          -------------------------------------
                                          Francis K. Ruotolo
                                          Chairman of the Board Of Directors


Dated: April 22, 2005                     By: /s/ Richard LaBarbera
                                          -------------------------------------
                                          Richard LaBarbera, Director


Dated: April 22, 2005                     By: /s/ Homer G. Dunn
                                          -------------------------------------
                                          Homer G. Dunn, Director


Dated: April 22, 2005                     By: /s/ John R. Gaulding
                                          -------------------------------------
                                          John R. Gaulding, Director


Dated: April 22, 2005                     By: /s/ Thomas Holt
                                          -------------------------------------
                                          Thomas Holt, Director


Dated: April 22, 2005                     By: /s/ Boyd Pearce
                                          -------------------------------------
                                          Boyd Pearce, Director


Dated: April 22, 2005
                                          By: /s/ Robert Henry Kite
                                          -------------------------------------
                                          Robert Henry Kite, Director

                                INDEX TO EXHIBITS

Exhibit Number             Description


4              2000 Stock Option Plan, as amended April 5, 2005
5              Opinion re Legality
23.1           Letter of Consent from Burr, Pilger & Mayer, LLP
23.2           Letter of Consent from The Corporate Law Group
               (included in Exhibit 5)



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